United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
5.02(d). Election of Directors.
On November 3, 2026, the Board of Directors (the “Board”) of Jones Lang LaSalle Incorporated (“JLL” or the “Company”) elected Nabeel Al-Amudi and Toni Townes-Whitley as independent, non-executive members of the Board, in each case effective December 1, 2026. Al-Amudi and Townes-Whitley will each initially serve a term that will expire at the Company’s 2027 Annual Meeting of Shareholders. The Board appointed Al-Amudi and Townes-Whitley to serve on each of the Audit & Risk Committee and the Compensation Committee through the 2027 Annual Meeting of Shareholders.
Nabeel Al-Amudi currently serves as Senior Advisor and Vice Chairman of Olayan Financing Company (“OFC”), a private investment company of the Olayan Group, and previously served as OFC’s Chief Executive Officer. He previously served as Saudi Arabia’s minister of transport and as president and vice chairman of the Saudi Ports Authority. He also spent more than two decades at Saudi Aramco, including as president of Aramco Services Company. Al-Amudi currently serves on the board of Mobily, as well as on the boards of a number of private companies spanning diverse industries. Al-Amudi holds a Juris Doctor degree from Harvard Law School and a bachelor’s degree in chemical engineering from Stanford University.
Ms. Townes-Whitley most recently served as Chief Executive Officer of Science Applications International Corp. (“SAIC”). Previously, she worked at Microsoft Corp., where she served as president of U.S. Regulated Industries and corporate vice president of Worldwide Public Sector and Industry. Ms. Townes-Whitley also held senior leadership roles at CGI Inc., Unisys Corp. and Arthur Andersen. She currently serves on the board of Nasdaq, Inc. and the Thurgood Marshall College Fund. Ms. Townes-Whitley holds a bachelor’s degree from Princeton University.
Mr. Al-Amudi and Ms. Townes-Whitley will each receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation program described under the caption “Non-employee Director compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2026, pro-rated from the effective date of their appointment.
There are no arrangements or understandings between Mr. Al-Amudi or Ms. Townes-Whitley and any other persons pursuant to which either was selected as a director. There are no transactions involving the Company and either Mr. Al-Amudi or Ms. Townes-Whitley that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
A copy of the news release issued by the Company on November 4, 2026 announcing the election of Nabeel Al-Amudi and Toni Townes-Whitley to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description
99.1	News release issued by Jones Lang LaSalle Incorporated on November 4, 2026 announcing the election of Nabeel Al-Amudi and Toni Townes-Whitley to its Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2026
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Global Chief Legal Officer